LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these present, that the undersigned hereby makes, constitutes and appoints each of Craig Carpenter and Sean Mayberry, each acting individually, as the undersigned's true and lawful attorney-in fact, with full power of attorney and authority as hereinafter described on behalf of and in the name, place and undersigned to:
       (1) prepare, execute, acknowledge, deliver and file Forms 3,4 and 5
(including any amendments thereto) with respect to the securities of
Brightpoint, Inc., an Indiana corporation (the "Company"), with the United
States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
       (2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
       (3) perform any and all other acts which in the discretion of such attorney-in fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
       (1)        this Limited Power of Attorney authorizes but does not
require, each such attorney-in fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
       (2)        any documents prepared and/or executed by either such
attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of
Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
       (3)        neither the Company nor either of such attorneys-in-fact
assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the
Exchange Act; and
       (4)     this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation, the reporting requirements under
Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever required, necessary and appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned shall lawfully do or cause to be done on or after the effective date of this power of attorney, May, 10, 2011, by virtue of this Limited Power of Attorney. Further, the undersigned hereby revokes any prior Power of Attorney granted to the attorneys-in-fact- as to the foregoing matters.
       This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
       IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed on this 10th day of May, 2011.

             /s/ Thomas Ward
             Signature

             Tom Ward__________________
             Printed Name

STATE OF INDIANA  )
    )  SS
COUNTY OF MARION  )

 On this 10th day of May, 2011, before me personally came Tom Ward, to me known and known to me to be the person described in and who executed the foregoing document, and he acknowledged to me that he executed the same.

/s/ Rebecca Willis
Notary Public

Rebecca Willis
Printed Name

My Commission Expires: June 24, 2016 My County of Residence: Marion